SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                              ---------------------



                                   FORM 8 - K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  March 5, 2001
                                  -------------
                                (Date of Report)

                             AREMISSOFT CORPORATION
                             ----------------------
             (Exact name of registrant as specified in its charter)


      STATE OF DELAWARE           7372                  68-0413929
----------------------------   ----------          --------------------
(State or other jurisdiction   (Commission            (IRS Employer
      of incorporation)        File Number)        Identification No.)


                216 Haddon Avenue, Suite 607, Westmont, NJ 08108
                 (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (856) 869-0770












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Item 5.  Other Events

Merger Agreement - Fourth Shift Corporation

        On February 26, 2001, AremisSoft Corporation ("AremisSoft") and its wholly-owned subsidiary, AremisSoft Manufacturing (US), Inc., a Delaware corporation executed a definitive merger agreement with Fourth Shift Corporation, a Minnesota corporation ("Fourth Shift"). Under the terms of the of the merger, Fourth Shift will become a wholly owned subsidiary of AremisSoft. The merger is subject to certain conditions, including approval by Fourth Shift's shareholders.

        Upon closing of the Merger, each outstanding share of the Fourth Shift's Common Stock (other than dissenting shares) shall be converted into the right to receive an amount equal to $3.70 per share, in cash (without interest). At the same time, each outstanding option to purchase Forth Shift's Common Stock under the Fourth Shift's stock option plans will be assumed by AremisSoft, with the number of shares and exercise price adjusted pursuant to a formula.

        The foregoing description of the merger agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the merger agreement attached hereto as Exhibit 10.29.

Purchase and Sale of Assets - Rio Systems International, Inc.

        On February 28, 2001, pursuant to an Agreement for the Purchase and Sale of Assets, dated February 26, 2001, AremisSoft, through its wholly owned subsidiary, AremisSoft Hospitality (US), Inc., a Delaware corporation, acquired substantially all of the assets and assumed certain liabilities of Rio Systems International, Inc., a Nevada corporation ("Rio Systems") for approximately $2.44 million in a cash transaction. Additional consideration may also be paid to Rio Systems, based on an earnout formula, over a fifteen (15) month period..

        Rio Systems is a supplier of an integrated hospitality suite of applications that serve the spa, resort, and premium hotel markets.

        The amount of consideration for both these transactions was determined through negotiations that took into account various factors concerning the businesses to be acquired.

Item 7.  Financial Statements and Exhibits.

        (c)    Exhibits.

               10.29  Merger Agreement for Fourth Shift Corporation.

               10.30 Agreement for Purchase and Sale of Assets for Rio Systems International




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                                   Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: March 2, 2001            AREMISSOFT CORPORATION



                                By:  /S/  ROYS POYIADJIS
                                     ----------------------------------------
                                     Roys Poyiadjis
                                     Co-Chief Executive Officer